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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): September 14, 2000


                            PETER KIEWIT SONS', INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                               000-23943                         91-1842817
            --------                               ---------                         ----------
(State or other jurisdiction                  (Commission File                     (IRS Employer
     of incorporation)                             Number)                       Identification No.)



KIEWIT PLAZA, OMAHA, NEBRASKA                                                           68131
(Address of principal executive offices)                                              Zip Code




       Registrant's telephone number, including area code: (402) 342-2052


                                       N/A
         (Former name or former address, if changed since last report.)
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ITEM 5.           OTHER EVENTS

         As previously announced, Kiewit is separating its construction business and its materials business into two separate, independent companies by distributing shares of common stock of Kiewit Materials Company ("Materials"), a formerly wholly owned subsidiary of Kiewit, to Kiewit stockholders in a spin-off that is intended to be tax-free for U.S. federal income tax purposes.

         On August 15, 2000, Kiewit launched a share exchange in which it offered Kiewit stockholders who are Materials employees the opportunity to exchange their shares of Kiewit common stock for shares of Materials common stock with an equal aggregate formula price. The share exchange expired at 11:59 p.m., Omaha time, on Thursday, September 14, 2000. In the share exchange, Materials employees collectively exchanged 1,081,226 shares of Kiewit common stock, representing 100% of the shares of Kiewit common stock collectively owned by them and 3.24% of the total issued and outstanding Kiewit common stock on September 14, 2000. For each share of Kiewit common stock tendered, Materials employees received 2.85 shares of Materials common stock. Materials employees who participated in the share exchange collectively received 3,081,646 shares of Materials common stock, representing 8.48% of the issued and outstanding Materials common stock on September 15, 2000.

         On August 15, 2000, Kiewit also launched a debenture exchange offer in which it offered the holders of its outstanding convertible debentures the opportunity to exchange their debentures for (1) Materials debentures convertible into shares of Materials common stock, or (2) both shares of Materials common stock and new reduced principal amount Kiewit debentures convertible into shares of Kiewit common stock. The debenture exchange offer expired at 11:59 p.m., Omaha time, on Thursday, September 14, 2000. In the debenture exchange offer, Kiewit debentureholders collectively exchanged $13,095,000 principal amount original Kiewit debentures for: (1) $670,000 aggregate principal amount Materials debentures; and (2) both 973,383 shares of Materials common stock and $5,475,045 principal amount new Kiewit debentures.

         On September 30, 2000, Kiewit will distribute the shares of Materials common stock it then holds as a dividend on a pro rata basis to holders of Kiewit common stock in the spin-off. The record date for the spin-off dividend has been set as of the close of business on September 15, 2000. On September 18, 2000, Kiewit will mail to its stockholders as of the record date an information statement describing the spin-off and the Materials common stock to be distributed in the spin-off. In the spin-off, Kiewit stockholders will receive one share of Materials common stock for each share of Kiewit common stock they hold on the record date.
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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             PETER KIEWIT SONS', INC.





                                             By: /s/ Tobin A. Schropp
                                                 ---------------------
                                             Name:    Tobin A. Schropp
                                             Title:   Vice President


Dated:  September 15, 2000




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